EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Weber Shandwick
Eileen C. McIntyre	Tara Murphy
Senior Director, Corporate Communications	(617) 520-7045
(781) 860-8533	tmurphy@webershandwick.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS ANNOUNCES

FULL YEAR 2008 TOTAL NET REVENUES OF $433.6 MILLION

Full Year 2008 U.S. CUBICIN Net Product Revenues of $414.7 Million

Fourth Quarter 2008 U.S. CUBICIN Net Product Revenues of $120.1 Million

Lexington, MA, January 12, 2009 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today reported U.S. net product revenues of $120.1 million (unaudited) for the fourth quarter of 2008 for its antibiotic product CUBICIN® (daptomycin for injection). This result represents an increase of 43%, or $36.2 million, from fourth quarter 2007 U.S. CUBICIN net product revenues. Full year 2008 U.S. CUBICIN net product revenues were $414.7 million (unaudited). This result represents an increase of 45%, or $129.6 million, from full year 2007 U.S. CUBICIN net product revenues. Cubist’s share of full year 2008 international net product revenues was $7.4 million (unaudited). This represents an increase of $2.1 million from full year 2007. Included in the full year 2008 total net revenues is $9.4 million of service revenue (unaudited) relating to Cubist’s exclusive agreement with AstraZeneca to sell and provide other support in the United States for MERREM® I.V. (meropenem for injection).

Mike Bonney, President and CEO of Cubist said, “Even in these challenging economic times, CUBICIN continues to deliver historic performance. This extraordinary performance has allowed us to attract additional sources of revenue, as evidenced by our agreement with AstraZeneca to promote MERREM I.V. The strong performance of both CUBICIN and MERREM IV attests to our growing capabilities in the acute care marketplace.”

Cubist will issue its full earnings release and host its fourth quarter and full year 2008 earnings conference call and webcast with slides on Thursday, January 22nd. The webcast presentation will also include a discussion of the company’s business activities, financial outlook, and current news. Details are provided below.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss its fourth quarter and full year 2008 financial results, business activities and financial outlook.

WHEN: Thursday, January 22, 2009 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-0778

LIVE INTERNATIONAL CALL-IN: 201-689-8565

24-HOUR REPLAY DOMESTIC & CANADA: 877-660-6853

24-HOUR REPLAY INTERNATIONAL: 201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 286 , CONFERENCE ID #: 302882

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet at www.cubist.com

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides.  Cubist has entered into an agreement with AstraZeneca to handle U.S. hospital sales for their established broad spectrum antibiotic, MERREM I.V.® (meropenem for injection).  The Cubist product pipeline includes ecallantide, a recombinant human protein in Phase 2 clinical trials for the prevention of blood loss during cardiothoracic surgery; two programs with recently submitted INDs that address unmet medical needs to treat Gram-negative infections and CDAD (Clostridium difficile-associated diarrhea); and a collaborative agreement with Alnylam for the development of therapy to treat respiratory syncitial virus (RSV) infection.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

AstraZeneca and MERREM are registered trademarks of the AstraZeneca group of companies.

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